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                                                                    Exhibit 10.2

                               PURCHASE AGREEMENT

This Purchase Agreement (this "Agreement"), dated as of March 14, 2002, is between Cohen & Steers Capital Management, Inc. (the "PURCHASER") and United Dominion Realty Trust, Inc. (the "SELLER").

WHEREAS, the PURCHASER, on behalf of certain of its clients over whose accounts the Purchaser has investment discretion (each such client a "Participating Client"), desires to purchase from SELLER, and SELLER desires to issue and sell to PURCHASER, 3,000,000 shares of its common stock, $1.00 par value per share (the "Shares").

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. Purchase and Sale. Subject to the terms and conditions hereof, the PURCHASER hereby agrees to purchase from SELLER, and SELLER agrees to issue and sell to PURCHASER, the Shares at a price per share of $14.91 for an aggregate purchase amount of FORTY FOUR MILLION SEVEN HUNDRED THIRTY THOUSAND DOLLARS ($44,730,000.00) (the "Purchase Price").

         2. Representations and Warranties of PURCHASER. The PURCHASER represents and warrants that:

                  (a) Due Authorization. The PURCHASER is duly authorized to purchase the Shares on behalf of each Participating Client. This Agreement has been duly authorized, executed and delivered by the PURCHASER and constitutes a legal, valid and binding agreement of the PURCHASER, enforceable against the PURCHASER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

                  (b) Prospectus and Prospectus Supplement. The PURCHASER has received a copy of SELLER's Prospectus dated December 23, 1999 and Prospectus Supplement dated March 14, 2002 (collectively, the "Prospectus").

                  (c) Not a Party in Interest; Disqualified Person. With respect to SELLER, neither the PURCHASER nor any Participating Client is a "party in interest" as such phrase is used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" as such phrase is used in the Internal Revenue Code of 1986, as amended ("Code").

                  (d) Not a Prohibited Transaction. The purchase of the Shares from SELLER will not give rise to a nonexempt "prohibited transaction" under ERISA or the Code.

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         3. Representations and Warranties of SELLER.  SELLER represents and warrants that:


                  (a) Due Authorization. This Agreement has been duly authorized, executed and delivered by SELLER and constitutes a legal, valid and binding agreement of SELLER, enforceable against SELLER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

                  (b) Organization and Authority. SELLER has been duly organized and is validly existing in good standing under the laws of the Commonwealth of Virginia, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

                  (c) Issuance of the Shares. The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 5 of this Agreement).

                  (d) Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the SELLER.

         4. Conditions to Obligations of the Parties. The obligations of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to each of the representations and warranties of the parties hereto shall be true and correct in all respects.

         5. Closing. The transactions contemplated hereby shall be consummated on March 19, 2002 (such time and date of payment and delivery being herein called the "Closing") on a delivery versus payment basis in accordance with the "DTC ID System" through Merrill Lynch Pierce Fenner & Smith Incorporated, or any appropriate affiliate thereof.

         6. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

         7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

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         8. Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                           United Dominion Realty Trust, Inc.



                           By:         /s/ Christopher D. Genry
                                    -----------------------------------
                                    Name:  Christopher D. Genry
                                    Title: Executive Vice President
                                           and Chief Financial Officer

                           COHEN & STEERS CAPITAL MANAGEMENT, INC., on behalf its Participating Clients



                           By:         /s/ Martin Cohen
                                   ------------------------------------
                                    Name:  Martin Cohen
                                    Title: President

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